UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

SPIRIT REALTY CAPITAL, INC.

(Exact name of registrant as specified in its charter)

Maryland	20-1676382
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

2727 North Harwood Drive, Suite 300 Dallas, Texas	75201
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
6.000% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-220618.

Securities to be registered pursuant to Section 12(g) of the Act:

None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

Spirit Realty Capital, Inc. (the “Company”) hereby incorporates by reference herein the description of its 6.000% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), to be registered hereunder, set forth under the heading “Description of Series A Preferred Stock” in the Company’s prospectus supplement dated September 26, 2017 to the prospectus dated September 25, 2017 (the “Prospectus”), constituting part of the Registration Statement on Form S-3 (File No. 333-220618) of the Company, filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), the applicable information under the heading “Description of Capital Stock” in the Prospectus, and any description included in a form of prospectus supplement subsequently filed by the Company under Rule 424(b) under the Securities Act. The Series A Preferred Stock is expected to be listed on the New York Stock Exchange.

Item 2.	Exhibits.

The documents listed below are filed as exhibits to this registration statement:

Exhibit Number	Description

3.1	Articles of Restatement of Spirit Realty Capital, Inc.(1)

3.2	Articles of Amendment of Spirit Realty Capital, Inc.(2)

3.3	Articles Supplementary of Spirit Realty Capital, Inc.(3)

3.4*	Articles Supplementary designating Spirit Realty Capital, Inc.’s 6.000% Series A Cumulative Redeemable Preferred Stock.

3.5	Fifth Amended and Restated Bylaws of Spirit Realty Capital, Inc.(4)

3.6*	Form of Specimen Certificate for Spirit Realty Capital, Inc.’s 6.000% Series A Cumulative Redeemable Preferred Stock.

*	Filed herewith.
(1)	Previously filed by Spirit Realty Capital, Inc. as an exhibit to the Registration Statement on Form S-3ASR (File No. 333-192237) filed with the Securities and Exchange Commission on November 8, 2013.
(2)	Previously filed by Spirit Realty Capital, Inc. as an exhibit to the Current Report on Form 8-K (File No. 001-36004) filed with the Securities and Exchange Commission on May 13, 2014.
(3)	Previously filed by Spirit Realty Capital, Inc. as an exhibit to the Current Report on Form 8-K (File No. 001-36004) filed with the Securities and Exchange Commission on March 3, 2017.
(4)	Previously filed by Spirit Realty Capital, Inc. as an exhibit to the Current Report on Form 8-K (File No. 001-36004) filed with the Securities and Exchange Commission on August 15, 2017.

EXHIBIT INDEX

Exhibit Number	Description

3.1	Articles of Restatement of Spirit Realty Capital, Inc.(1)

3.2	Articles of Amendment of Spirit Realty Capital, Inc.(2)

3.3	Articles Supplementary of Spirit Realty Capital, Inc.(3)

3.4*	Articles Supplementary designating Spirit Realty Capital, Inc.’s 6.000% Series A Cumulative Redeemable Preferred Stock.

3.5	Fifth Amended and Restated Bylaws of Spirit Realty Capital, Inc.(4)

3.6*	Form of Specimen Certificate for Spirit Realty Capital, Inc.’s 6.000% Series A Cumulative Redeemable Preferred Stock.

*	Filed herewith.
(1)	Previously filed by Spirit Realty Capital, Inc. as an exhibit to the Registration Statement on Form S-3ASR (File No. 333-192237) filed with the Securities and Exchange Commission on November 8, 2013.
(2)	Previously filed by Spirit Realty Capital, Inc. as an exhibit to the Current Report on Form 8-K (File No. 001-36004) filed with the Securities and Exchange Commission on May 13, 2014.
(3)	Previously filed by Spirit Realty Capital, Inc. as an exhibit to the Current Report on Form 8-K (File No. 001-36004) filed with the Securities and Exchange Commission on March 3, 2017.
(4)	Previously filed by Spirit Realty Capital, Inc. as an exhibit to the Current Report on Form 8-K (File No. 001-36004) filed with the Securities and Exchange Commission on August 15, 2017.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: October 2, 2017

Spirit Realty Capital, Inc.

By:	/s/ JAY YOUNG
Jay Young
Executive Vice President, General Counsel and Secretary